UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: May 20, 2011

COMCAM INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

000-51763 (Commission File Number)	23-2976562 (IRS Employer Identification Number)

Don Gilbreath, Chief Executive Officer

1140 McDermott Drive, Suite 200, West Chester, Pennsylvania 19380

(Address of principal executive offices)

(610) 436-8089
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL AGREEMENT

On February 25, 2011, ComCam International, Inc. (the “Company”) executed a secured promissory note (the “Note”) in favor of Bartek Investments -1, Ltd. (“Bartek”) in exchange for four hundred thousand dollars ($400,000) pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

On May 20, 2011, the Company executed a replacement secured promissory note (the “Replacement Note”) with Bartek which Replacement Note supersedes and replaces the Note in its entirety. The Replacement Note is to be repaid in full on February 25, 2012, consisting of principal and accrued interest of eighteen percent (18%) totaling four hundred and seventy two thousand dollars ($472,000). The obligation is secured by the stock of the Company’s wholly owned subsidiary Pinnacle Integrated Systems, Inc., and includes the previously granted share purchase warrant for Bartek to purchase up to one hundred thousand (100,000) shares of the Company’s common stock at a price of fifty cents ($0.50) per share for a term of five years.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits

The exhibits required to be attached by Item 601 of Regulation S-K are filed herewith.

Exhibit No.      Page No.         Description

10                    Attached Replacement Note dated May 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            ComCam International, Inc.                                                               Date

By: /s/ Don Gilbreath                                                                           June 2, 2011

Name: Don Gilbreath

Title: Chief Executive Officer